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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                September 5, 2003
                Date of Report (Date of earliest event reported)



                                  DSL.NET, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   000-27525                    06-1510312
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


                              545 Long Wharf Drive
                          New Haven, Connecticut 06511
                    (Address of principal executive offices)

                                 (203) 772-1000
              (Registrant's telephone number, including area code)

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Item 5. Other Events.

      This Current Report on Form 8-K is being filed to disclose DSL.net Inc.'s (the "Company") unaudited consolidated balance sheet as of July 31, 2003. The July 31, 2003 balance sheet reflects the initial closing of the $30 million note and warrant financing that occurred on July 18, 2003 pursuant to the Note and Warrant Purchase Agreement dated as of July 18, 2003, by and among the Company and the investors named therein, and the use of a portion of the proceeds from that financing to repay the Company's obligations under its bank credit facility and certain capital leases. In addition, the Company has included an unaudited pro forma consolidated balance sheet to update July 31, 2003 amounts to reflect the settlement of a note issued by the Company to Network Access Solutions Corporation (in connection with an acquisition) which was completed during August 2003. The Company's unaudited consolidated balance sheet as of July 31, 2003 and the Company's unaudited pro forma consolidated balance sheet filed as
Exhibit 99.1 to this report and are hereby incorporated herein by reference.

      In addition, this report is being filed to disclose that, as of September 4, 2003, the number of outstanding shares of the Company's common stock was 68,462,999.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.

      Exhibit
      Number                                   Exhibit
      ------                                   -------

      99.1 Consolidated Balance Sheet (unaudited) as of July 31, 2003 and Pro Forma Consolidated (unaudited) Balance Sheet


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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DSL.NET, INC.



Dated: September 5, 2003                  By: /s/ Robert J. DeSantis
                                              ----------------------------------
                                              Robert J. DeSantis
                                              Chief Financial Officer














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                                Index To Exhibits


      Exhibit
      Number                                    Exhibit
      ------                                    -------

      99.1 Consolidated Balance Sheets (unaudited) as of July 31, 2003 and Pro Forma Consolidated (unaudited) Balance Sheet





















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